Exhibit A

                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                 FORM U-6B-2

                          Certificate of Notification

                                    Filed By

                      Virginia Electric and Power Company

	This certificate is notice that the above named company ("Virginia Power") has issued, renewed or guaranteed the security or securities described herein which issue, renewal or guaranty was exempted from the provisions of Section 6(a) of the Act and was neither the subject of a declaration or application on Form U-1 nor included within the exemption provided by Rule U-48.

       1. Type of the security or securities:

          Promissory Note ("Note") supporting Solid Waste and Sewage Disposal Revenue Bonds ("Bonds").

       2. Issue, renewal or guaranty:

          Issue.

       3. Principal amount of each security:

          $50,000,000

       4. Rate of interest per annum of each security:

          The Note annual interest rate mirrors that of the Bonds. The initial annual interest rate is 4.00% until February 28, 2002. Thereafter, the Note (and Bonds) can bear interest at a long-term rate for another long-term period, a short-term rate for a short-term period (one day, one week, one month, 3 months, 6 months, 12 months), or at a commercial paper rate (one day to 270 days), as set at the option of Virginia Power.

       5. Date of issue, renewal or guaranty of security:

          February 28, 2001.

       6. If renewal of security, give date of original issue:

          Not applicable.

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                                                           Exhibit A
                                                           Continued

       7. Date of maturity of each security:

          March 1, 2031

       8. Name of the person to whom each security was issued, renewed or guaranteed:

          Industrial Development Authority of The Town of Lousia, Virginia, which was the issuer of the Bonds. Goldman, Sachs & Co. was the underwriter of the Bonds, which were sold to the public.

       9. Collateral given with each security, if any:

          None.

      10. Consideration received for each security:

          $49,750,000.

      11. Application of proceeds of each security:

          To reimburse Virginia Power for qualifying expenditures made during the construction of its North Anna Nuclear Power Plant.

      12. The issue, renewal or guaranty of each security was exempt from the provisions of Section 6(a) because of the provisions contained in any rule of the Commission other than Rule U-48.

      13. If the security or securities were exempt from the provisions of
          Section 6(a) by virtue of the first sentence of Section 6(b), give the figures which indicate that the security or securities aggregate (together with all other then outstanding notes and drafts of a maturity of nine months or less, exclusive of days of grace, as to which such company is primarily or secondarily liable) not more than 5 per centum of the principal amount and par value of the other securities of such company then outstanding. (Demand notes, regardless of how long they may have been outstanding, shall be considered as maturing in not more than nine months for purposes of the exemption from Section 6(a) of the Act granted by the first sentence of Section 6(b)):

          Not applicable.





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                                                           Exhibit A
                                                           Continued



         14. If the security or securities are exempt from the provisions of
             Section 6(a) because of the fourth sentence of Section 6(b), name the security outstanding on January 1, 1935, pursuant to the terms of which the security or securities herein described have been issued.

             Not applicable.

         15. If the security or securities are exempt from the provisions of
             Section 6(a) because of any rule of the Commission other than Rule U-48 designate the rule under which exemption is claimed.

             Rule 52.



                                         Virginia Electric and Power Company

                                         By:  N. F. Chandler
                                              Its Attorney


Date:	May 30, 2001




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